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                                                                   EXHIBIT 10.29

                         SUPPLYLINE(R) LICENSE AGREEMENT


        This AGREEMENT (the "AGREEMENT") is executed as of this 13th day of October, 1999, (the "EXECUTION DATE") with certain provisions as described herein to be effective as of October 15, 1999 (the "EFFECTIVE DATE") by and between OWEN HEALTHCARE, INC. ("OWEN"), a Texas Corporation with its principal place of business located at 1330 Enclave Parkway, Houston, Texas 77077, and MEDIBUY.COM, INC. ("CLIENT"), a Delaware Corporation with its principal place of business located at 7777 Alvarado Road, La Mesa, California 91941.

                                    RECITALS

        WHEREAS, OWEN has created and is the sole owner of a supply database product known as Supplyline(R), a tool for the management of healthcare supply cost, utilization, and purchasing contract compliance,

        WHEREAS, Supplyline(R) is a database of information which is designed to link supply manufacturer assigned Bar Code Numbers to OWEN designed Supplyline(R) Product Classification Number (incorporating categories, product lines, class codes, product codes manufacturer and/or distributor data) and Supplyline(R) Product Classification Numbers to Supplyline(R) Reference Numbers ("SUPPLYLINE(R) SYSTEM"),

        WHEREAS, CLIENT is an Internet Infomediary organization supporting healthcare providers, and wishes to use Supplyline information in its internal business activities,

        WHEREAS, the parties desire to memorialize their agreements,

        NOW, THEREFORE, for and in consideration of the agreements contained herein, the adequacy of which consideration is hereby acknowledged and confessed, the parties hereby agree as follows:

        PROVIDED BY OWEN. OWEN will provide CLIENT with the following.

        OWEN agrees to provide CLIENT with the applicable license and data files listed in EXHIBIT A. The license will allow the CLIENT access to all Supplyline(R) listings, including invoice price data. The data fields included for the license type selected by CLIENT are listed in EXHIBIT A. The data files will be provided to client via CD ROM or other mutually agreed upon medium or media and updated monthly. The initial delivery of data files shall be made following receipt of the initial installment of the applicable License Fee. The amount of the License fee(s) due from CLIENT to OWEN will be calculated using EXHIBIT B. OWEN agrees the SUPPLYLINE(R) SYSTEM will




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be readable and useable by CLIENT. OWEN agrees to provide its standard level of support to CLIENT for the implementation of the SUPPLYLINE(R) SYSTEM.

        PROVIDED BY CLIENT. CLIENT agrees to provide OWEN with the following.

        CLIENT agrees to provide OWEN with line item invoice data for all purchases processed by CLIENT on a monthly basis. Invoice data must contain distributor and or manufacturer, product description, catalog number, purchase quantity, purchase unit of measure, quantity per unit of measure, price paid for item, invoice date, and invoice number. OWEN agrees to use CLIENT supplied data solely for the purpose of adding price information to the price comparison portion of the database. No information supplied by CLIENT will be identifiable as originating from CLIENT to any other licensee or will be used by OWEN for any other purposes than adding price information to the price comparison portion of the database.

        COMPENSATION. Client agrees to pay OWEN as described below.

        1. Supplyline(R) Licensing Fee: Pursuant to EXHIBIT B, CLIENT shall pay to OWEN those License fees set forth in EXHIBIT B, payable as provided herein.

        2. Payment: Initial payment is due within thirty (30) days of receipt by OWEN of this executed AGREEMENT. Any subsequent fees shall be due within thirty (30) days of the invoice date.

                Provided OWEN is not in default under this AGREEMENT, if full payment is not received by OWEN within thirty (30) days of the invoice date, CLIENT will be charged and agrees to pay, a finance charge on any unpaid balance equal to the lesser of one and one-half percent (1.5%) per month, or the maximum rate permitted by law, if lower.

        3. CLIENT shall make all payments to OWEN under this AGREEMENT by either wire transfer of funds (FEDWIRE) to the appropriate OWEN bank account as provided by OWEN or, alternately, by mail, to the following address:

                      Owen Healthcare, Inc.
                      21377 Network Place
                      Chicago, Illinois 60673

        TERM OF LICENSE. The term of the license to the applicable Supplyline(R) Data Files ("SUPPLYLINE(R) SYSTEM") shall be for one (1) year from the EFFECTIVE DATE. The term of the license is subject to earlier termination for breach of these license terms, as described below.



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        LICENSE GRANT. In consideration of the payment provided by CLIENT, as defined in this AGREEMENT, and for the term set forth above and subject to the restrictions hereinafter set forth, OWEN hereby grants CLIENT a personal, non-exclusive and non-transferable license to:

        (a) use the SUPPLYLINE(R) SYSTEM within the CLIENT offices located at the address described in this AGREEMENT or such other locations approved in advance by OWEN, on one or more computers for internal purposes only and solely for the CLIENT's internal business activities, except as expressly provided in Paragraph 4 under License Restrictions.

        (b) use the SUPPLYLINE(R) SYSTEM in connection with other programs maintained for CLIENT's own internal use within CLIENT offices; provided that, to the extent that the SUPPLYLINE(R) SYSTEM is modified through or to the effect such use, the SUPPLYLINE(R) SYSTEM as so modified shall continue to be the property of OWEN and shall continue to be subject to the terms of this AGREEMENT; and provided further that, upon termination of the license granted in this AGREEMENT, SUPPLYLINE(R) SYSTEM as so modified shall be completely removed from such other programs.

        (c) make one (1) copy of the SUPPLYLINE(R) SYSTEM for archival or backup purposes, provided such copy includes all OWEN's copyright or other proprietary notices.

        LICENSE RESTRICTIONS: The foregoing license shall be subject to the following restrictions.

        1. Except as provided above, CLIENT shall not modify the SUPPLYLINE(R) SYSTEM or any part thereof, or attempt to alter, decompile, cross compile, disassemble, reverse engineer, or use any other means to decode or make a derivative work from the SUPPLYLINE(R) SYSTEM. Under no circumstances may CLIENT use the SUPPLYLINE(R) SYSTEM or any parts thereof or any systems or codifications included therein to develop an alternate codification or classification system.

        2. CLIENT shall not lend, lease, sublicense, or attempt to perfect any lien or property right in, the SUPPLYLINE(R) SYSTEM, or otherwise make the SUPPLYLINE(R) SYSTEM available to any third party or any Affiliate of CLIENT.



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        3.      CLIENT agrees that the SUPPLYLINE(R) SYSTEM will be used under the license granted hereby only for the benefit of CLIENT. In the event CLIENT incorporates the SUPPLYLINE(R) SYSTEM into products or services offered to CLIENT'S customers, the SUPPLYLINE(R) SYSTEM shall not be visible to or downloadable by CLIENT'S customers. The CLIENT agrees that any installation of, or incorporation of SUPPLYLINE(R) information into other products or services offered by CLIENT, or access to the SUPPLYLINE(R) SYSTEM from CLIENT offices not stated as its principal place of business in this agreement will require a SUPPLYLINE(R) Site License fee pursuant to EXHIBIT B.

        4. Under no circumstances may the codification system or generic descriptions that are included in the SUPPLYLINE(R) SYSTEM be transmitted or disclosed to any third party or Affiliate of CLIENT; provided, however, CLIENT may show the alpha numeric Product Description on screen, but it shall not be downloadable.

        5. CLIENT may transmit and receive SUPPLYLINE(R) proprietary data fields only with those entities identified by OWEN as possessing the required Supplyline(R) License Agreement.

        6. CLIENT agrees that throughout the term of this AGREEMENT and any extension thereof, it will not directly or indirectly throughout itself or any affiliate, develop, invest, contract, design, create, or acquire any rights in any system which might compete or replace the SUPPLYLINE(R) SYSTEM unless either party shall first have exercised its right to terminate and tendered written notice in accordance with the Term section of this AGREEMENT. OWEN agrees that the UNSPSC catalogue system for medical supplies and medical devices in its current form utilized by CLIENT shall not constitute a breach of this AGREEMENT by CLIENT.

        PROPRIETARY INTERESTS AND OWNERSHIP OF PROGRAM. The SUPPLYLINE(R) SYSTEM is licensed to CLIENT by OWEN for CLIENT's use in accordance with this AGREEMENT. The SUPPLYLINE(R) SYSTEM, any copies made by CLIENT and all proprietary rights whatsoever thereto shall remain the sole and exclusive property of OWEN. The SUPPLYLINE(R) SYSTEM and the proprietary systems and information contained therein constitute trade secrets of OWEN, and the unauthorized use or disclosure of the SUPPLYLINE(R) SYSTEM by CLIENT will result in irreparable damage to OWEN.

        CONFIDENTIAL INFORMATION. The SUPPLYLINE(R) SYSTEM, any documentation provided by OWEN for such program or its use, and any information furnished to CLIENT by OWEN that is marked "confidential" or "proprietary" are the sole and exclusive proprietary information or trade secrets of OWEN. CLIENT may use the



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OWEN Confidential Information during the term of this AGREEMENT only as permitted hereunder. CLIENT shall not disclose or provide any OWEN Confidential Information to any third party or to any Affiliate of CLIENT, and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements. The foregoing duty shall apply to any OWEN Confidential Information for a period of ten (10) years from the date of the receipt thereof by CLIENT. The obligations set forth in this Section shall survive the termination of this AGREEMENT.

        Provided, however, that the following information shall not be considered OWEN Confidential Information under this Section:

                (a) information which is in or enters in the public domain through no fault or act of CLIENT that is in breach of the AGREEMENT;

                (b) information which was independently developed by CLIENT without the use of or reliance on the OWEN Confidential Information; or

                (c) information which was provided to CLIENT by a third party under no duty of confidentiality to OWEN.

        LIMITED WARRANTY. OWEN represents and warrants to CLIENT that (a) OWEN has the lawful right to grant the rights to the SUPPLYLINE(R) SYSTEM as set forth herein; (b) as of its shipment date from OWEN, OWEN has no knowledge that the SUPPLYLINE(R) SYSTEM infringes any third party intellectual property rights, such as patents, copyrights, trade secrets or trademarks, in the United States; and (c) the media containing the SUPPLYLINE(R) SYSTEM will be free from defects in materials and workmanship under normal use and service for a period of ninety
(90) days from the delivery of the SUPPLYLINE(R) SYSTEM, except as set forth in this section, the SUPPLYLINE(R) SYSTEM is provided to the CLIENT "as is". OWEN expressly disclaims any representation or warranty that the SUPPLYLINE(R) SYSTEM is or will be free of errors.


        The warranties set forth above with respect to the SUPPLYLINE(R) SYSTEM are in lieu of all other warranties, express or implied, which are hereby disclaimed by OWEN, including any warranty of merchantability or fitness for a particular purpose or use. No representative of OWEN is authorized to make any modification, extension or addition to the warranties set forth in this section.

        INFRINGEMENT INDEMNITY AND LIMITATION OF REMEDIES. OWEN hereby agrees to indemnify, defend and hold CLIENT harmless from any and all lost, cost damage or expense arising out of any third party suits, claims, or demands or other legal action



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("Legal Action") that alleges the SUPPLYLINE(R) SYSTEM infringes any United
States patent, copyright, or trade secret, including any reasonable costs or legal fees incurred by CLIENT as a result. However, CLIENT shall give written notice of any Legal Action to OWEN within twenty (20) days of its first knowledge thereof, and any failure by CLIENT to give such notice to OWEN shall relieve OWEN of its duty of indemnification hereunder. OWEN shall have sole and exclusive control of the defense of any Legal Action, including the choice and direction of any legal counsel. CLIENT shall not settle or compromise any Legal Action without the written consent of OWEN; and CLIENT shall cooperate with OWEN with respect to all Legal Actions.

        If the SUPPLYLINE(R) SYSTEM is found to infringe any third party intellectual property right in a Legal Action, at OWEN's sole discretion and expense, OWEN may:

        (a) obtain a license from such third party for CLIENT's benefit at no further cost to CLIENT; or

        (b) replace or modify the SUPPLYLINE(R) SYSTEM so that it is no longer infringing; or

        (c) if neither of the foregoing is commercially feasible in the opinion of OWEN, terminate this AGREEMENT, in which case a prorated portion of the License Fee will be refunded to CLIENT in the event of termination.

        The foregoing indemnification shall not extend to, and OWEN shall have no liability for, any infringement resulting from the use of the SUPPLYLINE(R) SYSTEM with any software or program not supplied by OWEN. Furthermore, OWEN shall have no liability or obligation to indemnify CLIENT pursuant to the foregoing provisions if CLIENT fails to use a non-infringing version or release of the SUPPLYLINE(R) SYSTEM if made available by OWEN.


        LIMITATION OF DAMAGES AND REMEDIES. In no event other than intellectual properties infringement, as defined above, shall the liability of OWEN include any special, indirect, incidental or consequential loss or damage, even if OWEN has been advised of the possibility of such potential loss or damage, including any liability for damages arising out of or resulting from the use, maintenance of performance of the SUPPLYLINE(R) SYSTEM. The foregoing disclaimer shall extend to any liability for loss or corruption of the SUPPLYLINE(R) SYSTEM by CLIENT. OWEN'S liability of any kind (including liability for negligence) with respect to the SUPPLYLINE(R) SYSTEM and all other performance or non-performance by OWEN or its agents shall be limited to the amount of maintenance and license fees paid by CLIENT to OWEN.



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        TERMINATION OF LICENSE. If either party breaches or defaults under any material provision of this AGREEMENT, and such default is not cured within twenty-five (25) days after such defaulting party's receipt of a written notice by the non breaching or non-defaulting party specifying the nature and extent of such breach or default, then the non-defaulting party may elect to terminate this AGREEMENT in its entirety, or seek such other legal or equitable relief as to which it may be entitled. In the event of breach by OWEN, CLIENT may seek damages including the return of License Fees.

        Within ten (10) days of termination of this AGREEMENT for any reason (by either CLIENT or OWEN), CLIENT shall return to OWEN or shall erase and destroy any copies in its possession of (a) the SUPPLYLINE(R) SYSTEM, (b) any documentation related to the SUPPLYLINE(R) SYSTEM, and (c) any other Confidential Information of OWEN in tangible form. CLIENT shall then certify in writing to OWEN that it has so returned or erased and destroyed such materials.

        GOVERNMENTAL USES. If CLIENT will employ the SUPPLYLINE(R) SYSTEM on behalf of any unit, office, agency or instrumentality of the U.S. Government, the SUPPLYLINE(R) SYSTEM is subject to "Restricted Rights," as that term is defined in the Department of Defense Supplement to the Federal Acquisition Regulations, P.252.227-7013(c)(1), or in the Federal Acquisition Regulations, P.52.227-19(c)(2), as may be applicable, or any successor rules or regulations. Any use, duplication or disclosure of the SUPPLYLINE(R) SYSTEM by the U.S. Government shall be subject to such regulatory restrictions. For purposes of the foregoing regulations, the Contractor/Manufacturer is: Owen Healthcare, Inc., 1330 Enclave Parkway, Houston, Texas, 77077.

        YEAR 2000 ISSUES. The SUPPLYLINE SYSTEM is (to the extent applicable),
(1) Year 2000 compliant and allows for date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interface elements that reflect the proper century, and
(ii) free of any known bugs or defects, and to the best knowledge of OWEN, is and shall be useable in the same form from and after the EFFECTIVE DATE.

        MISCELLANEOUS.

        1. Multiple Counterparts. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed as original, but which together shall constitute one and the same instrument.

        2. Binding on Assigns. This AGREEMENT shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns. Except as expressly provided herein, this AGREEMENT may not be assigned by either party without the prior



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                written consent of the other party, which consent may be
                withheld by the sole discretion of such other party.

        3. Other Agreements/Amendments. This AGREEMENT sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

        4. Notices. Any notice, demand or other document required or permitted to be delivered hereunder shall be in writing and may be delivered personally or shall be deemed to be delivered three
                (3) days after such notice is deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at their respective address indicated below, or at such other addresses as may have theretofore been specified in written notice delivered in accordance herewith.

                If to OWEN:

                  Owen Healthcare, Inc.
                  1330 Enclave Parkway
                  Houston, TX 77077
                  Attention: Sr. Vice President, Diversified Services

                  With a copy to:
                  Owen Healthcare, Inc.
                  1330 Enclave Parkway
                  Houston, TX 77077
                  Attention: General Counsel

                If to CLIENT:

                  Medibuy.com, Inc.
                  7777 Alvarado Road
                  La Mesa, CA 91941
                  Attention: Director, Catalog Management


        5. Open Records. Pursuant to the requirements of 42 CFR 420.300 et seq., OWEN agrees to make available to the Secretary of Health and Human Services ("HHS"), the Comptroller General of the Government Accounting



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                Office ("GAO") or their authorized representatives, all
                contracts, books, documents and records relating to the nature and extent of costs hereunder for a period of four (4) years after the furnishing of services hereunder for any and all services furnished under this Agreement. In addition, OWEN hereby agrees to require by contract that each subcontractor makes available to the HHS and GAO, or their authorized representative, all contracts, books, documents and records relating to the nature and extent of the costs thereunder for a period of four (4) years after the furnishing of services thereunder.

        6. Controlling Law. This Agreement and the performance of the parties hereunder shall be controlled and governed by the laws of the State of Texas.

        7. Invalidity of Certain Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

        8. Press Releases. Except as required by law, it is understood that all press releases or other public communication of any sort relating to this Agreement and the method of the release for publication thereof, will be subject to the prior written approval of both parties.

        9. Interpretation and Effect. This Agreement terminates and supersedes any existing agreement pertaining to the same subject matter between the parties hereto. This Agreement, as executed and approved, shall not be modified unless in writing, expressly stating its intent to modify the terms of this Agreement, and signed by the parties hereto.



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        IN TESTIMONY WHEREOF, THIS INSTRUMENT IS EXECUTED as of the day and year first above written.




OWEN HEALTHCARE, INC.                       MEDIBUY.  COM, INC.

/s/ RICHARD A. HEARD                        /s/ KATHLEEN H. PENA
----------------------------------          ------------------------------------
Richard A. Heard                            KATHLEEN H. PENA
Sr. Vice President, Diversified Services    VICE PRESIDENT



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